Exhibit 3.139

CERTIFICATE OF INCORPORATION

OF

SERVICEMASTER MANAGEMENT SERVICES

GOVERNANCE CORPORATION

* * * * *

ARTICLE ONE

The name of the corporation is: SERVICEMASTER MANAGEMENT SERVICES GOVERNANCE CORPORATION.

ARTICLE TWO

The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent is The Corporation Trust Company.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE FOUR

The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Cent ($0.01), amounting in the aggregate to One Hundred Dollars ($100.00).

ARTICLE FIVE

A. The name and mailing address of each incorporator is as follows:

Name	Mailing Address
L. J. Vitale	1209 Orange Street Wilmington, Delaware 19801

M. A. Brzoska	1209 Orange Street Wilmington, Delaware 19801

D. A. Hampton	1209 Orange Street Wilmington, Delaware 19081

B. The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified is as follows:

Name	Mailing Address
Vernon T. Squires	2300 Warrenville Road Downers Grove, IL 60515

ARTICLE SIX

The corporation is to have perpetual existence.

ARTICLE SEVEN

In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter, or repeal the bylaws of the corporation.

ARTICLE EIGHT

Meetings of the stockholders may be held within or without the State of Delaware, as the bylaws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation. Election of directors need not be by written ballot unless the bylaws of the corporation so provide.

ARTICLE NINE

To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this Article Nine shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE TEN

The corporation expressly elects not be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE ELEVEN

The corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, DO MAKE THIS CERTIFICATE, hereby declaring and certifying that this is our act and deed and the facts herein stated are true and accordingly have hereunto set our hands this 13th day of December 1990.

/s/ L.T. Vitalo
L.T. Vitalo

/s/ M.A. Brzoska
M. A. Brzoska

/s/ D.A. Hampton
D. A. Hampton

4

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SERVICEMASTER MANAGEMENT SERVICES GOVERNANCE CORPORATION

ServiceMaster Management Services Governance Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, certifies:

FIRST, that Article One of the Certificate of Incorporation be and it hereby is amended to read as follows:

The name of the corporation is: ServiceMaster Management Services, Inc.

SECOND, that this amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, ServiceMaster Management Services Governance Corporation has caused this certificate to be signed by its President and attested by its Secretary on August 9, 1991.

ServiceMaster Management Services Governance Corporation

By:	/s/ C. William Polland President
C. William Polland, President

ATTEST:

By:	/s/ Vernon T. Squires, Secretary
Vernon T. Squires, Secretary

CERTIFICATE OF CORRECTION FILED TO CORRECT

A CERTAIN ERROR IN THE CERTIFICATE OF

INCORPORATION OF SERVICEMASTER MANAGEMENT SERVICES, INC.

FILED IN THE OFFICE OF THE SECRETARY OF STATE

OF DELAWARE ON DECEMBER 13, 1990

ServiceMaster Management Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY;

1. The name of the corporation is ServiceMaster Management Services, Inc.

2. That a Certificate of Incorporation was filed by the Secretary of State of Delaware on December 13, 1990 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3. The inaccuracy or defect of said Certificate to be corrected is as follows: The aggregate amount of One Hundred Dollars ($100.00) for the authorized number of shares of One Thousand (1,000) at one cent. ($0.01)

4. Article Four of the Certificate is corrected to read as follows:

ARTICLE FOUR

The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Cent ($0.01), amounting in the aggregate to Ten Dollars ($10.00).

IN WITNESS WHEREOF said ServiceMaster Management Services, Inc. has caused this Certificate to be signed by E.L. Olsen, its Vice-President and attested by John S. Talley, its Assistant Secretary this 29th day of April, 1993.

ServiceMaster Management Services, Inc.

By:	/s/ E.L. Olsen
Vice President

ATTEST:

By:	/s/ John S. Talley
Assistant Secretary

2

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OP INCORPORATION

ServiceMaster Management Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of ServiceMaster Management Services, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

1. The name of the corporation is: ARAMARK SM Management Services, Inc.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted In accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said ServiceMaster Management Services, Inc. has caused this certificate to be signed by Michael O’Hara, its Vice President and attested by Priscilla M. Bodnar, its Secretary, this Seventh day of December, 2001.

ServiceMaster Management Services, Inc.

By:	/s/ Michael O’Hara
Michael O’Hara Vice President

Attest:

By:	/s/ Priscilla M. Bodnar
Priscilla M. Bodnar Secretary